Exhibit 4.2

[Face of Warrant]

THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING COMMON STOCK ISSUABLE UPON THEIR EXERCISE (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR CONVEYED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER (THE “COMPANY”) OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES ARE SUBJECT TO COVENANTS IN THAT CERTAIN WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF APRIL 19, 2007 BY AND BETWEEN THE COMPANY, THE WARRANT AGENT AND THE CERTAIN INITIAL REGISTERED HOLDER NAMED THEREIN CONTAINING, AMONG OTHER THINGS, RESTRICTIONS ON THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES, AND TO THE TERMS OF THE ARTICLES OF INCORPORATION OF THE COMPANY, AS THE SAME MAY BE AMENDED OR MODIFIED, INCLUDING ANY AMENDMENT AND RESTATEMENT, FROM TIME TO TIME. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL ALL CONDITIONS TO TRANSFER SET FORTH IN THE WARRANT AGREEMENT OF INCORPORATION HAVE BEEN FULFILLED. A COPY OF THE WARRANT AGREEMENT AND THE ARTICLES OF INCORPORATION MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST.

SYNUTRA INTERNATIONAL, INC.

No. 001	200,000 Warrants

WARRANT CERTIFICATE

This Warrant Certificate certifies that ABN AMRO Bank N.V., Hong Kong Branch (the “Initial Holder”), or its registered assigns, is the registered holder of Warrants (the “Warrants”) to purchase Common Stock, par value US$.0001 (the “Common Stock”), of Synutra International, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the date hereof set forth below until 5:00 p.m. Singapore time on the third anniversary of the completion of the Qualified Public Offering (as defined in the Warrant Agreement) (the “Expiration Date”), to receive from the Company one (1) fully paid and nonassessable share of Common Stock (the “Warrant Shares”) at an initial exercise price of (a) at any time prior to a Qualified Public Offering, the US Dollar amount equal to 75% of the volume weighted average of the closing prices per share of the Common Stock on the OTC Bulletin Board or the NASDAQ General Market, as applicable, for the 30 trading days immediately preceding and including the Closing Date (as defined in the Warrant Agreement) and (b) on the date of the Qualified Public Offering and at any time thereafter, the lower of (i) the exercise price calculated in accordance with clause (a), as adjusted and in effect on the day immediately prior to the date of the Qualified Public Offering and (ii) the US dollar amount equal to 75% of the Qualified Public Offering Price (the “Exercise Price”) per share payable upon surrender of this Warrant Certificate at the office or agency of the Company, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof; provided that the Exercise Price shall be adjusted from time to time in accordance with the provisions of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below manually or by facsimile by its duly authorized officer.

SYNUTRA INTERNATIONAL, INC. By: ____________________________________ Name: Title:

Countersigned pursuant to Section 3.03 of the Warrant Agreement:

Dated: April 19, 2007 THE BANK OF NEW YORK as Warrant Agent By: ____________________________________ Authorized Signatory

SYNUTRA INTERNATIONAL, INC.

1.	Warrant Agreement.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of April 19, 2007 (the “Warrant Agreement”), between the Company, the Initial Holder and The Bank of New York, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company, Initial Holder and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2.	Exercise.

Warrants may be exercised at any time on or after the date hereof and on or before 5:00 p.m. Singapore time on the Expiration Date; provided that holders shall be able to exercise their Warrants only if the exercise of such Warrants is then exempt from, or being effected in compliance with, the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its Corporate Trust Office set forth in the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed and payment to the Company of the Exercise Price in the manner set forth in the Warrant Agreement for the number of Warrant Shares in respect of which such Warrants are then exercised.

3.	Adjustments.

The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. The Warrant Agreement also provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted in certain events.

4.	No Fractional Shares.

No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

5.	Registered Form; Transfer and Exchange.

The Warrants are in registered form. Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

6.	Countersignature.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

7.	Governing Law.

This Warrant shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state.

8.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

FORM OF ELECTION TO PURCHASE

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise [____] of the Warrants represented by this Warrant Certificate and purchase the whole number of Warrant Shares issuable upon exercise of such Warrants and herewith tenders payment for such Warrant Shares as follows:

US$ [____] in cash or by certified bank check;

OR

The undersigned hereby irrevocably elects to convert [______] of the Warrants represented by this Warrant Certificate into ___________ shares of Common Stock (by giving effect to the cashless exercise provisions set forth in Section 4.01(d)) and herewith agrees to make payment therefor through a cashless exercise, all on the terms and the conditions specified in the Warrant Certificate and the Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is __________________ and that such shares be delivered to ___________, whose address is ____________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________, whose address is ____________________, and that such Warrant Certificate be delivered to ___________ whose address is ____________________. Any cash payments to be paid in lieu of a fractional share should be made to ________________________ whose address is ________________________ and the check representing payment thereof should be delivered to ________________________ whose address is________________________.

[NAME OF HOLDER] By: ____________________________________ Name: Title: Date: ___________________________________

[FORM OF WARRANT TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto _____________________________ (the “Assignee”)
(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL WARRANT CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant occurring prior to the second anniversary of the date set forth on the face of this Warrant, the undersigned confirms that (x) such transfer is being made without utilizing any general solicitation or general advertising and by means of a transaction exempt from the registration and prospectus delivery requirements of the United States Securities Act of 1933, as amended and (y) the transferee has agreed to comply with the provisions set forth in the Restricted Legend in respect of any further transfers.

NAME OF COMPANY By: ______________________________________ Name: Title: Date: _____________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.